(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q1 2014 Financial Results

Andover, Mass., April 23, 2014 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports first quarter 2014 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$206	$206
Operating margin	18.3%	19.0%
Net income ($ millions)	$31.2	$27.2
Diluted EPS	$0.58	$0.51

First Quarter Financial Results

Sales were $206 million, an increase of 1% from $204 million in the fourth quarter of 2013, and an increase of 46% from $142 million in the first quarter of 2013.

First quarter net income was $31.2 million, or $0.58 per diluted share, compared to net income of $20.2 million, or $0.38 per diluted share in the fourth quarter of 2013, and $5.8 million, or $0.11 per diluted share in the first quarter of 2013.

Non-GAAP net earnings, which exclude special charges and benefits, were $27.2 million, or $0.51 per diluted share, compared to $22.3 million, or $0.42 per diluted share in the fourth quarter of 2013, and $3.9 million, or $0.07 per diluted share in the first quarter of 2013.

In the first quarter, the board of directors authorized and the Company paid a quarterly cash dividend of $0.16 per share which was paid on March 14th and the Company announced the $87 million acquisition of Granville-Phillips which is expected to close in the second quarter.

Gerald Colella, Chief Executive Officer and President, said, “We were very pleased with our strong revenue and financial performance this quarter with sequential sales growth in both our semiconductor and other advanced markets. With the announcement of the planned acquisition of Granville-Phillips, a global leader in indirect gauging, we continue our disciplined strategy to deploy capital in strategic acquisitions. This quarter we also started taking steps to improve our business model as well as to redeploy resources into higher growth areas.

“Consistent with industry reports, as we enter the second quarter our OEM customers are seeing a decline in their bookings compared to the last six months, which is resulting in lower order rates in our business. Based on this, we expect that sales in the second quarter of 2014 may range from $160 to $180 million, and at these volumes, our non-GAAP net earnings could range from $0.21 to $0.35 per share and our GAAP net income could range from $0.20 to $0.34 per share.”

Conference Call Details

A conference call with management will be held on Thursday, April 24, 2014 at 8:30 a.m. (EDT). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 10461917, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, costs associated with completed and announced acquisitions, restructuring charges, certain supplemental executive retirement costs, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 5)
	March 31, 2014	March 31, 2013	December 31, 2013
Net revenues:
Products	$181,186	$116,611	$179,319
Services	25,167	25,034	25,075

Total net revenues	206,353	141,645	204,394
Cost of revenues:
Products	100,211	70,575	99,874
Services	16,770	16,368	16,840

Total cost of revenues	116,981	86,943	116,714
Gross profit	89,372	54,702	87,680
Research and development	15,618	15,248	16,252
Selling, general and administrative	34,591	34,133	39,874
Acquisition costs	228	171	—
Restructuring	747	40	—
Amortization of intangible assets	410	434	602

Income from operations	37,778	4,676	30,952
Interest income, net	235	291	204

Income before income taxes	38,013	4,967	31,156
Provision (benefit) for income taxes	6,768	(794)	10,919

Net income	$31,245	$5,761	$20,237

Net income per share:
Basic	$0.58	$0.11	$0.38
Diluted	$0.58	$0.11	$0.38
Cash dividends per common share	$0.16	$0.16	$0.16
Weighted average shares outstanding:
Basic	53,411	52,773	53,251
Diluted	53,776	53,359	53,695
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$31,245	$5,761	$20,237
Adjustments (net of tax, if applicable):
Tax benefit (Note 1)	(5,079)	(2,353)	—
Acquisition costs (Note 2)	228	171	—
Executive retirement costs (Note 3)	—	—	2,581
Restructuring (Note 4)	747	40	—
Amortization of intangible assets	410	434	602
Pro forma tax adjustments	(366)	(181)	(1,100)

Non-GAAP net earnings (Note 5)	$27,185	$3,872	$22,320

Non-GAAP net earnings per share (Note 5)	$0.51	$0.07	$0.42

Weighted average shares outstanding	53,776	53,359	53,695
Income from operations	$37,778	$4,676	$30,952
Adjustments:
Acquisition costs (Note 2)	228	171	—
Executive retirement costs (Note 3)	—	—	2,581
Restructuring (Note 4)	747	40	—
Amortization of intangible assets	410	434	602

Non-GAAP income from operations	$39,163	$5,321	$34,135

Non-GAAP operating margin percentage	19.0%	3.8%	16.7%

Note 1: The three months ended March 31, 2014 include a tax benefit related to settlement of an audit and other discrete tax items. The three months ended March 31, 2013 include a tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: The three months ended March 31, 2014 include acquisition costs comprised of legal fees and filing fees related to the Granville-Phillips acquisition which is expected to close in the second quarter of 2014. The three months ended March 31, 2013 included acquisition costs comprised of legal fees related to the acquisition of Alter S.r.l., in March 2013.

Note 3: In the fourth quarter of 2013, the Company’s Chief Executive Officer retired and $2.6 million of costs related to his supplemental executive retirement plan and other benefits were recognized and recorded in selling, general and administrative expenses for the three month period ended December 31, 2013.

Note 4: The three month period ended March 31, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force throughout the Company.

Note 5: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with completed and announced acquisitions, certain supplemental executive retirement costs, discrete tax benefits and charges, and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
		Provision	Effective		Provision
	Income Before	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$38,013	$6,768	17.8%	$4,967	$(794)	-16.0%
Adjustments:
Tax benefit (Note 1)	—	5,079		—	2,353
Acquisition costs (Note 2)	228	—		171	—
Restructuring (Note 3)	747	—		40	—
Amortization of intangible assets	410	—		434	—
Tax effect of pro forma adjustments	—	468		—	182
Adjustment to pro forma tax rate	—	(102)		—	(1)

Non-GAAP	$39,398	$12,213	31.0%	$5,612	$1,740	31.0%

	Three Months Ended December 31, 2013
		Provision
	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$31,156	$10,919	35.0%
Adjustments:
Executive retirement costs (Note 4)	2,581	—
Amortization of intangible assets	602	—
Tax effect of pro forma adjustments	—	1,124
Adjustment to pro forma tax rate	—	(24)

Non-GAAP	$34,339	$12,019	35.0%

Note 1: The three months ended March 31, 2014 include a tax benefit related to settlement of an audit and other discrete tax items. The three months ended March 31, 2013 include a tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: The three months ended March 31, 2014 include acquisition costs comprised of legal fees and filing fees related to the Granville-Phillips acquisition which is expected to close in the second quarter of 2014. The three months ended March 31, 2013 included acquisition costs comprised of legal fees related to the acquisition of Alter S.r.l., in March 2013.

Note 3: The three month period ended March 31, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force throughout the Company.

Note 4: In the fourth quarter of 2013, the Company’s Chief Executive Officer retired and $2.6 million of costs related to his supplemental executive retirement plan and other benefits were recognized and recorded in selling, general and administrative expenses for the three and twelve month periods ended December 31, 2013.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$287,090	$288,902
Short-term investments	306,513	300,715
Trade accounts receivable, net	119,463	116,744
Inventories	147,511	142,727
Deferred income taxes	16,053	13,428
Other current assets	17,552	16,715
Assets classified as held for sale	1,427	—

Total current assets	895,609	879,231
Property, plant and equipment, net	75,517	77,536
Long-term investments	53,620	60,405
Goodwill	151,112	150,909
Intangible assets, net	12,519	13,090
Other assets	34,383	31,847

Total assets	$1,222,760	$1,213,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$35,385	$40,074
Accrued compensation	35,763	43,662
Income taxes payable	8,620	10,444
Other current liabilities	36,442	34,242

Total current liabilities	116,210	128,422
Other liabilities	60,782	63,073
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	732,741	730,571
Retained earnings	301,147	278,966
Other stockholders’ equity	11,767	11,873

Total stockholders’ equity	1,045,768	1,021,523

Total liabilities and stockholders’ equity	$1,222,760	$1,213,018